                                   AGREEMENT

THIS AGREEMENT is entered into by and between DCRI L.P. No. 2, Inc., a Texas corporation (the "Company"), J. Michael Moore ("Moore") and Diversified Corporate Resources, Inc., a Texas corporation ("DCRI").

                              W I T N E S S E T H:

    WHEREAS, Moore is obligated to DCRI for advances made, and expenses paid, by DCRI (such obligation is herein referred to as the "JMM Receivable"); and

    WHEREAS, the parties to this Agreement have reached an understanding with respect to various aspects of the JMM receivable; and

    WHEREAS, the purpose of this Agreement is to set forth the understandings of the parties related to the matters covered by this Agreement.

    NOW, THEREFORE, for good and valuable consideration received, the parties do hereby contract and agree as follows:

1. At the time of execution, this Agreement, Moore and the Company shall execute and deliver to DCRI such documents as shall be required by the terms of this Agreement including, but not by way of limitation, the following: (a) an Amendment No. 1 to Security Agreement (the "Amended Security Agreement"), and (b) an Amended UCC-1 Financing Statement.

2. No additional advances will be made by DCRI to, or for the benefit of, Moore or the Company unless (a) such advances are approved in advance by the Board of Directors of DCRI, and (b) the JMM Receivable is adequately secured subsequent to each future advance.

3. The parties hereto covenant and agree as follows: (a) Moore is obligated to reduce the principal balance of the JMM Receivable by at least $50,000 in each calendar year, beginning in 2001, until the JMM Receivable is paid in full, (b) interest on the JMM Receivable which has accrued but not been paid, as of March 31, 2001, will be deemed part of the principal balance of the JMM Receivable, (c) Moore is obligated to make interest payments with respect to accrued interest on the JMM Receivable, with such payments to be made quarterly in arrears beginning with the second quarter of 2001 (thus, the first interest payment required to be made will be on June 30, 2001),
    (d) the Amended Security Agreement will convey to DCRI a security interest in and to all shares of common stock of DCRI owned by Moore and the Company,
    (e) with the exception that the Amended Security Agreement will constitute a first lien security interest in and to 25,000 shares of common stock of DCRI now pledged to DCRI (herein referred to as the "First Lien Shares"), and a third lien with respect to 55,000 shares of common stock now pledged to Imperial Bank, the Amended

    Security Agreement will constitute a second lien security interest in and to 595,000 shares of DCRI common stock, (f) during the time period that the JMM Receivable is outstanding, DCRI shall have the right to purchase the First Lien Shares, and to apply the proceeds from such purchase against the unpaid amount owed with respect to the JMM Receivable, (g) DCRI will not purchase the First Lien Shares unless Moore is in default with respect to the following commitments herein made to DCRI: (i) Moore defaults in his obligation to pay interest on a quarterly basis on the JMM Receivable, (ii) Moore fails to reduce the principal balance of the JMM Receivable by at least $50,000 during any calendar year beginning in 2001, and (iii) Moore fails to apply to the paid balance of the JMM Receivable an amount equal to at least 25% percent of the profits received in the future from the exercise of stock options granted to Moore by DCRI and the subsequent sale of such shares, (h) DCRI will not purchase the First Lien Shares unless Moore has first given Moore written notice of one of the aforesaid events of default and Moore shall not have cured such default within ninety (90) days from the date of such notice, and (i) until such time as the JMM Receivable has been repaid in full, Moore will not borrow any additional amounts from either Imperial Bank or Compass Bank unless the collateral value of the stock pledged to DCRI will be equal to, or in excess of, the unpaid amount of the JMM Receivable at the time of such borrowing.

4. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assignees, provided that this Agreement may not be assigned by either party without the consent of the other party.

5. This Agreement may not be amended unless in writing signed by both of the parties hereto.

6. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

7. One party may extend the time or waive the performance of any of the obligations of the other party. Waive and inaccuracies in the representations or warranties by the other party, or waive compliance by the other party with any of the covenants or conditions contained in the Agreement. Any such extension or waiver shall be in writing and signed by an authorized representative of the respective party. Any such extension or waiver shall not act as a waiver or an extension of any other provisions of this Agreement.

8. Nothing in the Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to and their respective heirs, representatives, successors and assignees, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to the Agreement, nor shall any provisions give any third persons any rights of subrogation or action over or against any party to this Agreement.

    IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto effective as of March 30, 2001.

                                       DCRI L.P. No. 2, Inc.


                                       By:
                                          ------------------------------------
                                          J. Michael Moore, President


                                       Diversified Corporate Resources, Inc.


                                       By:
                                          ------------------------------------
                                          Anthony G. Schmeck, Jr., Treasurer




                                       ---------------------------------------
                                       J. Michael Moore, Individually